Exhibit 17(b)
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                 PROXY vote by touch-tone phone or the internet
               IN ACCORDANCE WITH THE ENCLOSED VOTING INSTRUCTIONS

                 STATE STREET RESEARCH INTERNATIONAL EQUITY FUND
                a series of State Street Research Financial Trust

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

    The undersigned shareholder of the State Street Research International Equity Fund (the "Fund"), a series of the State Street Research Financial Trust (the "Trust"), hereby appoints Francis J. McNamara, III, Terrence J. Cullen and Amy L. Simmons or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Special Meeting of the Shareholders of the Fund to be held at One Financial Center, Boston, MA 02111 on Tuesday, February 25, 2003, at 9:00 a.m., Eastern Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Special Meeting of Shareholders and of the accompanying Proxy Statement/Prospectus and revokes any proxy heretofore given with respect to such meeting.

    The votes entitled to be cast by the undersigned will be cast as instructed on the reverse. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the proposal as described in the Proxy Statement/Prospectus and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.
                                         DATE:___________________________, 2003

                                         NOTE: Please sign exactly as your name
                                         appears on the records of the Fund and
                                         date. If joint owners, each holder
                                         should sign this proxy. When signing as
                                         attorney, executor, administrator,
                                         trustee, guardian or officer of a
                                         corporation or other entity or in
                                         another representative capacity, please
                                         give your full title.

                                         _______________________________________
                                         Signature(s)(Title(s), if applicable)

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Please indicate by filling in the appropriate boxes below.

1. To approve the reorganization of the          FOR     AGAINST    ABSTAIN
   Fund into the Quant Foreign Value Fund,       |_|       |_|        |_|
   a series of the Quant Group of Funds,
   a Massachusetts Business Trust,
   pursuant to an Agreement and Plan of
   Reorganization  and all of the
   transactions contemplated thereby as
   described in the  Proxy Statement/Prospectus.

2. To vote and otherwise represent the
   above-signed shareholder(s) on any other matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder.

                     WE NEED YOUR VOTE BEFORE MARCH 19, 2003

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    Your vote is important. If you are unable to attend the meeting in person, we urge you to authorize the proxies to cast your votes, which is commonly known as proxy voting. You can do this in one of three ways: by (1) completing, signing, dating and promptly returning this proxy card using the enclosed postage prepaid envelope, (2) calling our toll-free telephone number, or (3) using the Internet. Your prompt voting by proxy will help assure a quorum at the meeting. Voting by proxy will not prevent you from voting your shares in person at the meeting. You may revoke your proxy before it is exercised at the meeting by submitting a subsequent telephone or electronic vote, a written notice of revocation, or a later-dated proxy card, or by attending the meeting in person and voting your shares at that time.
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                             THANK YOU FOR YOUR TIME